Exhibit 4.6

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS: THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED April ( ), 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM LAUREL HILL ADVISORY GROUP, LLC, THE INFORMATION AGENT. CACHE, INC. (Incorporated under the laws of the State of Florida) TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Rights Cusip 127150 12 6 Evidencing Transferable Subscription Rights, each to Purchase Shares of Common Stock of Cache, Inc. Subscription Price: $1.65 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON APRIL ( ), 2013, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of common stock, with a par value of $0.01 per share (the “Common Stock”) of Cache, Inc., a Florida corporation, at a subscription price of $1.65 per Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If a holder of Rights exercises its Basic Subscription Right in full and other holders of Rights do not fully exercise their Basic Subscription Rights, such holder may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional shares of Common Stock that remain unsubscribed as a result of any unexercised Rights. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the Instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of Cache, Inc. Subscription Rights Certificates. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent. WITNESS the seal of Cache, Inc. and the signatures of its duly authorized officers. COUNTERSIGNED AND REGISTERED: Chief Executive Officer and Chairman of the Board Chief Financial Officer By: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

FORM OF ELECTION TO PURCHASE PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Rights Certificate and may subscribe for additional shares of common stock pursuant to the Over-Subscription Right upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its Irrevocable election to subscribe for shares of common stock in the following amounts: To subscribe for shares of common stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for shares of common stock pursuant to your Over-Subscription Right, please also complete line (b). (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:   I subscribe for (No. of shares of common stock) x $1.65 (Subscription Price) = $ (Payment)   (b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE Right:  If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Over-Subscription Right:   I subscribe for (No. of shares of common stock) x $1.65 (Subscription Price) = $ (Payment) (c) Total Amount of Payment Enclosed $ SIGNATURE(S) I acknowledge that I have received the Prospectus Right and I hereby irrevocably subscribe for the number of shares indicated above, all on the terms and conditions specified in the Prospectus. Signature(s) of Subscriber(s) IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor’(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), (officers) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions. Name(s): METHOD OF PAYMENT (CHECK ONE): Capacity (Full Title): CASHIER’S OR CERTIFIED CHECK FRAWN ON A U.S. BANK Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at at JP Morgan Chase Bank, ABA: 021000021, Account #: 475580389, Continental Stock Transfer FBO Cache. Inc., with reference to the rights holder’s name DELIVERY TO DIFFERENT ADDRESS:    If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed TRANSFER TO DESIGNATED TRANSFEREE For value received of the subscription rights represented by this Subscription Rights Certificate To transfer your subscription rights to another person, please complete the below and have your signature medallion stamp guaranteed is assigned to: Social Security #: SIGNATURE GUARANTEED: Signature(s): IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution(bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. FOR INSTRUCTIONS ON THE USE OF CACHE, INC SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT LAUREL HILL ADVISORY GROUP, LLC, THE INFORMATION AGENT, AT ()